EXHIBIT 10.13

                             THE PEOPLES STATE BANK
                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT is dated February 15, 2000 and effective January 1, 2000, by THE PEOPLES STATE BANK, a Pennsylvania banking institution located in East Berlin, Pennsylvania (the "Company") and JEFFREY M. SEIBERT (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company and Executive entered into a certain Salary Continuation Agreement ("Agreement") dated March 28, 1997 effective January 1, 1997. The Company and Executive desire to amend and restate the Agreement as hereinafter set forth.

                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

          1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

               1.1.1 "Change of Control" shall mean any of the following:

                    (A) An  acquisition  by any  "person"  or "group"  (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of Company representing 24.99% or more of the combined voting power of Company's securities then outstanding;
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                    (B) A  merger,  consolidation  or  other  reorganization  of
               Company,   except  where  the  resulting  entity  is  controlled,
               directly or indirectly, by Company;

                    (C) A  merger,  consolidation  or  other  reorganization  of
               Company, except where shareholders of Company immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of Company's Board of Direc tors;

                    (D) A sale,  exchange,  transfer  or  other  disposition  of substantially all of the assets of Company to another entity, except to an entity controlled, directly or indirectly, by Company or a corporate division involving Company;

                    (E) A contested proxy solicitation of Company's shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of Company.


     Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Company providing for any of the transactions or events constituting a Change of Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change of Control event shall be deemed to have occurred as a result of the execution of such agreement.


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               1.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

               1.1.3 "Corporation" means Community Banks, Inc.

               1.1.4 "Disability" means  the  Executive  suffering  a  sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company for a period of nine (9) months of any twelve (12) consecutive month period. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

               1.1.5 "Early  Termination" means the  Termination  of  Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

               1.1.6 "Early Termination  Date" mean the  month,  day and year in which Early Termination occurs.

               1.1.7 "Normal  Retirement   Age"  means  the   Executive's   62nd
                    birthday.

               1.1.8 "Normal Retirement  Date"  means  the  later of the  Normal
                    Retirement Age or Termination of Employment.

               1.1.9 "Plan Year" means each twelve-month  period commencing with the effective date of this Agreement.

               1.1.10 "Termination for Cause" See Section 5.2.

               1.1.11  "Termination  of  Employment"  means  that the  Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.


                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

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               2.1.1 Amount of  Benefit. The annual  Normal  Retirement  Benefit under this Section 2.1 is Forty Thousand ($40,000) Dollars. The annual benefit amounts on Schedule A are calculated by amortizing the annual normal retirement benefit using the interest method of accounting, a 7.00% discount rate, monthly compounding and monthly payments.

               2.1.2 Payment of  Benefit.  The  Company  shall  pay  the  annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 239 additional months.

     2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

               2.2.1 Amount of Benefit. The annual  benefit  under this  Section
                    2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date.

               2.2.2 Payment of  Benefit.  The  Company  shall  pay  the  annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age and continuing for 239 additional months.


     2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

               2.3.1 Amount of Benefit. The annual  benefit  under this  Section
                    2.3 is the Disability Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs.

               2.3.2 Payment of  Benefit. The  Company  shall have the option to pay the accrued benefit equivalent of the Disability Annual Benefit to the Executive in a lump sum within sixty (60) days after the Executive's termination of employment. The Company shall pay the benefit to the Executive in 12 equal monthly installments commencing within 90 days after the date of the Executive's Termination of Employment and continuing for 239 additional months.

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     2.4 Change of Control Benefit. If the Executive is in the active service of the Company at the time of a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

               2.4.1 Amount of Benefit. The annual  benefit  under this  Section
                    2.4 is the Early Termination Benefit set forth in Schedule A, based on two (2) years plus the number of Plan Years completed on the date of the Executive's termination of employment, not to exceed twenty (20) years.

               2.4.2 Payment  of  Benefit. The  Company  shall  pay  the  annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age and continuing for 239 additional months or at the Company's option pay the Accrued Benefit set forth on Schedule "A" within sixty (60) days after the Executive's termination of employment.




                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

               3.1.1 Amount of Benefit. The annual  benefit  under this  Section
                    3.1 is the Normal Retirement Benefit described in Section 2.1.1.

               3.1.2 Payment  of  Benefit. The  Company  shall  pay  the  annual benefit to the beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death and continuing for 239 additional months.

     3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

     3.3 Death Following Termination of Employment But Before Benefits Commence. If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Company shall pay to the Executive's beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence upon the Executive's death.


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                                    Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.


                                    Article 5
                               General Limitations

     Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement, if the Company terminates the Executives employment for:

               5.1.1 Gross negligence or gross neglect of duties;

               5.1.2 Commission of a felony or of a gross misdemeanor  involving moral turpitude; or

               5.1.3 Fraud, disloyalty,  dishonesty or willful  violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

               5.1.4 Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

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     5.2  Competition  After  Termination  of  Employment.  No benefits shall be payable, except for benefits paid due to a Change of Control, if the Executive, without the prior written consent of the Company, engages in conduct which is deemed to violate the non-competition clause of the Executive's Employment Contract, which clause is hereby incorporated herein by reference, both parties further hereby acknowledging having received, read and understood a copy of said Employment Contract.

     5.3 Suicide or Misstatement. If the Executive commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Executive on any application for life insurance purchased by the company, or any other reason, provided however that the Company shall evaluate the reason for the denial, and upon advice of Counsel and in its sole discretion, consider judicially challenging any denial.


                                    Article 6
                          Claims and Review Procedures

     6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety
(90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety- day period.

     6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.


                                    Article 7
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.


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                                    Article 8
                                  Miscellaneous

     8.1  Binding  Effect.  This  Agreement  shall  bind the  Executive  and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

     8.7 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

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     8.9  Administration.  The Company  shall have power which are  necessary to administer this Agreement, including but not limited to:

               8.9.1 Interpreting   the  provisions  of  the   Agreement;

               8.9.2 Establishing and revising  the method o accounting  for the
                    Agreement;

               8.9.3 Maintaining a record of benefit payments; and

               8.9.4 Establishing rules and  prescribing  an forms  necessary or desirable to administer the Agreement.



     IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                           COMPANY:
                                                     THE PEOPLES STATE BANK

/S/Jeffrey M. Seibert                               By /S/ Eddie L. Dunklebarger
-----------------------------------                    -------------------------
Jeffrey M. Seibert                                     Title President & CEO
                                                            --------------------


     By execution hereof, Community Banks, Inc. consents to and agrees to be bound by the terms and condition of this Agreement.


ATTEST:                                              CORPORATION:
                                                     COMMUNITY BANKS, INC.

 /S/ Anthony N. Leo                                 By /S/ Eddie L. Dunklebarger
------------------------------------                   -------------------------
                                                       Title President & CEO
                                                            --------------------


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                AGREEMENT TO MODIFY SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT TO MODIFY SALARY CONTINUATION AGREEMENT ("Modification") is entered into on this 15th day of January, 2002, by COMMUNITY BANKS, a bank and trust company organized and existing under the laws of the Commonwealth of
Pennsylvania, formerly known as The Peoples State Bank and located in Millersburg, Pennsylvania ("Bank"), and JEFFREY S. SEIBERT (the "Executive").

                                   BACKGROUND

     A. Bank and Executive entered into an Amended and Restated Salary Continuation Agreement on or about January 1, 2000 (the "Agreement").

     B. Bank and Executive wish to clarify that the definition of "Change of Control" in the Agreement applies to Community Banks, Inc. ("Corporation").

     NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the parties hereby agree as follows:

     1. Modification of Change of Control Definition. The term "Company", as used in the definition of "Change of Control" in Section 1.1.1 of the Agreement, is hereby changed to "Corporation" and shall be deemed to refer to Community Banks, Inc.

     2. Effective Date. This Modification shall be deemed to be effective as of the date on which the parties first entered into the Agreement.

     3. No Other Changes. Except as specifically modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Modification.

EXECUTIVE:                                           COMMUNITY BANKS
 /S/ Jeffrey M. Seibert                             By /S/ Eddie L. Dunklebarger
-------------------------------------                 --------------------------
Jeffrey S. Seibert                                    Title President & CEO
                                                           ---------------------



     By execution hereof, Community Banks, Inc. consents to and agrees to be bound by the terms and condition of this Modification.

WITNESS/ATTEST:                                      COMMUNITY BANKS, INC.

 /S/ Patricia E. Hoch                               By /S/ Eddie L. Dunklebarger
--------------------------------------                --------------------------
                                                      Title Chairman & CEO
                                                            --------------------



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